Exhibit 10.1

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks ("*****"), and the omitted text has been filed separately with the Securities and Exchange Commission.

                              AFFILIATION AGREEMENT

      THIS AFFILIATION AGREEMENT (the "Agreement") dated as of July 8, 2004 (the "Effective Date") is by and between PLAYBOY ENTERTAINMENT GROUP, INC., SPICE ENTERTAINMENT, INC., and SPICE HOT ENTERTAINMENT, INC., all of which are Delaware corporations (collectively, "Network"), and TIME WARNER CABLE INC., a Delaware corporation ("Affiliate").

      The parties, intending to be legally bound, hereby agree as follows:

      1. CERTAIN DEFINITIONS AND REFERENCES

            (a) Certain Definitions. As used herein, the following terms have the meanings indicated:

            "Available Window" shall mean the period of time during which a VOD Program (as defined in Section 2(a)) is licensed to Affiliate for transmission, distribution and exhibition on a Video-on-Demand (as defined below) basis, which period of time shall be specified in each VOD Schedule (as defined in Section 5(a)), but in any event shall be at least thirty (30) days. The Available Window may be extended by Affiliate for a twenty-four (24) hour period after the End Date (as defined below).

            "Cable Technology" means the delivery of video programming by coaxial, fiber-optic or other type of cable or other method of delivery, other than via an Internet Web Site or World Wide Web. Notwithstanding the foregoing, the use of IP technology or any other technology now existing or developed in the future to deliver video programming shall not be prohibited if and for so long as such use of IP technology or other technology employs a conditional access and control method under the control of Affiliate or other Time Warner Company, and that has been commercially-adopted by Affiliate or such other Time Warner Company, for delivery of cable programming services to a set-top box or other Affiliate-authorized reception device or equipment.

            "End Date" shall mean the last day of the Available Window with respect to a particular VOD Program.

            "Internet" means the global network of interconnected computer networks, each using the Transmission Control Protocol/Internet Protocol (TCP/IP) (and/or such other standard network interconnection protocols (e.g., WAP) as may be adopted from time to time) that is used to transmit content that is directly or indirectly delivered to a computer, television, set top box, wireless application or other digital electronic device for display to an end-user, and that is delivered through any means, including without limitation online browsers, commercial online services, offline browsers (a browser that allows users to access a site without requiring an online connection), push technology or electronic mail, whether through telephone networks, cable networks, satellite transmissions, wireless transmissions or otherwise.

            "Internet Web Site" means a site located on the Internet that is accessible to the general public by means of the World Wide Web and a derivative Uniform Resource Locator address.

            "Linear Service(s)" means the Playboy TV Service, the Playboy TV En Espanol Service and each Spice Service.

            "Net Revenue" means gross revenue accrued by a System (as defined below), less any refunds, credits or chargebacks provided by such System.

            *****

            "Operating Area" means that geographic area within which a System is (if required) authorized by the appropriate governmental agency, authority or instrumentality to operate an audio or video distribution facility and is operating or is obligated to operate or become operational.

            "Other Distribution Methods" means satellite master antenna television systems ("SMATVs"), multipoint distribution services ("MDSs"), and multichannel multipoint distribution services ("MMDSs").

            "Pay Per View Purchase" means the purchase of the Service by, and the delivery to, a Subscriber via a System on a transactional "per title" basis, "per day" basis or a daily "block basis" (i.e., a three, six, or twelve hour block of time).

            "Playboy TV En Espanol Service" means the adult entertainment premium linear pay television programming service currently known as "Playboy TV En Espanol," as more fully described in Section 4(c) below.

            "Playboy TV En Espanol SVOD Service" means the SVOD (as defined below) version of the Playboy TV En Espanol Service, as more fully described in
Section 4(d) below.

            "Playboy TV Service" means the adult entertainment premium linear pay television programming service as more fully described in Section 4(a) below.

            "Playboy TV SVOD Service" means the SVOD (as defined below) version of the Playboy TV Service, as more fully described in Section 4(b) below.

            "Program" means an individual full motion audiovisual film, event or other program.

            "Services" means, collectively, the following services: the Playboy TV Service, the Playboy TV En Espanol Service, the Playboy TV SVOD Service, the Playboy TV En Espanol SVOD Service, the Spice Services and the VOD Package Service(s).

            "Spice Services" means the adult entertainment premium linear pay television programming services currently known as "Spice," "Spice 2," "Spice Live," Spice Hot," "Hot Network," "Hot Zone," "Spice Ultimate," "A Taste of Spice," "Spice HD," and any additional Spice Services each, as more fully described in Section 4(e) below.

            "Subscriber" means a person or entity capable of receiving a Service distributed via a System hereunder, excluding any commercial establishment or facility that charges an admission fee, cover charge, minimum or like sum.

            "Subscription Purchase" means the purchase of a Service by, and the delivery of such Service to, a Subscriber via a System on a monthly (or other periodic) subscription basis and/or any other basis that does not constitute a Pay Per View Purchase or VOD Purchase (as defined below).

            "Subscription Purchaser" means a Subscriber who makes a Subscription Purchase.

            "Subscription Video on Demand" or "SVOD" means an offering of Programs made available on a Subscription Purchase basis (for or without an additional charge), which Programs are made available to Subscription Purchasers on a VOD basis.

            "SVOD Services" means, collectively, the Playboy TV SVOD Service and the Playboy TV En Espanol SVOD Service.

            "System" means a Time Warner Cable System that is owned or managed by a Time Warner Company (as defined herein) and distributes a Service, as evidenced by the monthly reports submitted to Network pursuant to Section 9(a).

            *****

            "Video-On-Demand" or "VOD" means the transmission and exhibition of a Program to a set-top box, DVR, PVR (as each such term is generally used in the cable television industry) or such other receiving equipment provided or authorized by Operator, at a Subscriber's request in a manner such that the transmission of such Program may occur immediately or almost immediately upon such Subscriber's request and not pursuant to a prescribed schedule.

            "VOD Compatible" shall mean to be compatible with and meet the industry standard specifications for encoding programs and meta data files for VOD distribution, which specifications as of the date first set forth above are acknowledged to be Cable Laboratories ("CL") VOD 1.1 specifications, but which specifications may change from time to time during the Term to meet the industry standard specification, so long as such change is generally being made in the cable television industry and has been adopted by Affiliate.

            "VOD Purchase" means each purchase by a Subscriber of a Program offered on a VOD basis (but expressly excluding Subscription Purchases of any SVOD Service).

            "VOD Package Service" means each package of not less than ***** Programs and not more than *****, in the aggregate, of Programs that Network provides to Affiliate for distribution to Subscribers on a VOD basis, as more fully described in Section 4(f) below. Network may, from time to time, offer Affiliate a package of Programs that includes fewer than ***** or that exceeds, in aggregate, *****, and, if approved by Affiliate in writing, such package of Programs shall be deemed a VOD Package Service hereunder.

            "VOD Services" shall mean, collectively, the Playboy TV SVOD Service, the Playboy TV En Espanol SVOD Service and the VOD Package Services.

            (b) Certain References. As used herein, references "person" shall mean an individual or a corporation, partnership, joint venture, trust, joint stock company, association, incorporated organization (including a group acting in concert) or other entity.

      2. RIGHTS

            (a) Grant of Rights. During the Term, Network hereby grants to Affiliate, and Affiliate hereby accepts from Network, the non-exclusive right and license to receive the signal for each Service, to digitize, compress or otherwise technologically manipulate the signal for each Service and to exhibit and distribute each Service via Cable Technology to any Subscriber located in an Operating Area and, additionally, via Other Distribution Methods, in any area of a county in which an Operating Area is located and in any county adjacent to such a county. During the Term, Network hereby grants to Affiliate (i) the non-exclusive right and license to distribute the Programs offered as part of the Playboy TV SVOD Service to Subscription Purchasers, the Playboy TV En Espanol SVOD Service to Subscription Purchasers and each VOD Package Service to Subscribers, each on a VOD basis (collectively, the "VOD Programs"), which shall include the right and license to receive, decrypt, copy, or otherwise technologically manipulate the VOD Programs to make them available to Subscribers on a VOD basis and (ii) the non-exclusive right and license to copy and store the VOD Programs in a digital form on any medium now or hereafter available in order to (x) make such VOD Programs available to Subscribers on a VOD basis, (y) to distribute such VOD Programs to multiple Subscribers, at any given time, and (z) to deliver multiple streams of such VOD Programs from a single copy. Affiliate's compression or other technological manipulation of a VOD Program hereunder shall not have a material adverse impact on a viewer's perception of such VOD Program. The fact that VOD Programs are compressed or otherwise technologically manipulated in a manner such that they are VOD Compatible shall not by itself be deemed to result in a material adverse impact on a viewer's perception of such VOD Program. With respect to each VOD Program, the license granted to Affiliate hereunder shall permit each Subscriber to view such VOD Program for an unlimited number of times within a twenty-four (24) hour period (or any lesser period, as determined by Affiliate in its sole discretion).

            (b) Sublicense and Bulk Distribution Rights. During the Term, Affiliate shall have the right to grant sublicenses hereunder to third-party distributors of cable television programming or services via Other Distribution Methods in an Operating Area, in any area of a county in which an Operating Area is located and in any county adjacent to such a county. Each Service that is distributed on a Subscription Purchase basis may be distributed by each System on a bulk rate basis to multiple dwelling unit complexes, including without limitation apartment complexes, condominiums, cooperatives, hotels and motels.

            (c) Addition and Deletion of Systems. If a system first satisfies the definition of a Time Warner Cable System after Affiliate's initial launch of a Service in any System (an "Acquired System"), then any then-existing agreement governing carriage of such Service between or among Network and any one or more third parties applicable to any such Acquired System shall terminate and cease to be effective with respect to such Acquired System as of the effective date of the acquisition, and such Acquired System shall automatically be added as a "System" hereunder and, if such Time Warner Cable System is the only or the last remaining system to which such other affiliation agreement relates, such other affiliation agreement shall terminate, and neither such deletion nor such termination shall constitute or be deemed to cause a breach thereof or hereof.

      3. TERM. The term of this Agreement shall commence on the Effective Date and shall continue through *****. The term shall automatically renew for successive one (1) year periods, commencing upon the expiration of the initial term (in the case of the first renewal term) or the preceding renewal term (in the case of any other renewal term) of this Agreement, unless (i) the initial term or any renewal term of this Agreement shall have been terminated in accordance with this Agreement prior to the expiration hereof or (ii) either party shall have given written notice to the other party that this Agreement shall not be renewed at least sixty (60) days prior to such expiration. The "Term" of this Agreement shall refer to the initial term together with any renewal terms thereof.

      4. CONTENT OF THE SERVICES

            (a) Playboy TV Services Description. Each Playboy TV Service is and shall at all times during the Term be a 24-hour per day, 7-day per week, professionally-produced, premium programming service that as of the Effective Date consists of two (2) separate feeds of adult programming, currently known as "Playboy TV Classic" and "Playboy TV Director's Cut." At all times during the Term, (i) the "Playboy TV Classic" feed shall consist solely of adult films that are acquired by Network that adhere to and comply, in all respects, with Traditional Cable Edited Standards, and of other adult Programs that comply, in all respects, with a blend of the Traditional Cable Edited Standards and the Partial Edited Standards (each as defined below); and (ii) the "Playboy TV Director's Cut" feed shall consist solely of adult Programs, including adult films licensed from third parties, all of which shall comply, in all respects, with the Partial Edited Standards and Playboy TV original Programs, which shall consist of a mix of Programs that comply, in all respects, with either the Traditional Cable Edited Standards or the Partial Edited Standards. In no event shall any of the programming contained in the Playboy TV Service exceed the limitations imposed by, or otherwise be more explicit than programming that complies, in all respects, with the Partial Edited Standards. "Traditional Cable Edited Standards" shall mean the editing and content standards described in Paragraph 1 of Exhibit B, attached hereto. "Partial Edited Standards" shall mean the editing and content standards described in Paragraph 2 of Exhibit B, as attached hereto. At all times during the Term, each Playboy TV Service feed shall consist of programming similar, in all material respects, to that described on the program schedules attached hereto as Exhibit C-1. Notwithstanding the foregoing, the parties acknowledge that Network does not intend to maintain and may, upon sixty (60) days' prior written notice to Affiliate, discontinue transmission of the Playboy TV Classic feed after *****.

            (b) Playboy TV SVOD Service Description. The Playboy TV SVOD Service shall at all times during the Term mean the package, at any given time, of Programs derived solely from the Playboy TV Service and made available by Network to Affiliate for distribution on a SVOD basis, and, at any given time, shall be comprised of a substantially similar relative mix of Programs compliant with Traditional Cable Edited Standards and Partial Edited Standards as then contained in the Playboy TV Director's Cut feed of the Playboy TV Service. In no event shall the Playboy TV SVOD Service programming delivered to Affiliate exceed the limitations imposed by, or otherwise be more explicit than programming that complies, in all respects, with the Partial Edited Standards. The Playboy TV SVOD Service shall consist of a minimum of ***** hours and a maximum of ***** hours of VOD Programs a month. Each calendar month of the Term, Network shall replace no less than ***** of the number of hours of VOD Programs contained in the Playboy TV SVOD Service with new adult Programs (i.e. Programs that have not previously been included as part of the Playboy TV SVOD Service).

            (c) Playboy TV En Espanol Service. The Playboy TV En Espanol Service is and shall at all times during the Term be a 24-hour per day, 7-day per week, professionally-produced, premium programming service that consists solely of Spanish language and/or Spanish-dubbed adult Programs, including adult films licensed from third parties, all of which shall comply, in all respects, with the Partial Edited Standards, and Playboy TV original Programs, which shall consist of a mix of Programs that comply, in all respects with either the Traditional Cable Edited Standards or the Partial Edited Standards. In no event shall any of the programming contained in the Playboy TV En Espanol Service exceed the limitations imposed by, or otherwise be more explicit than programming that complies, in all respects, with the Partial Edited Standards. At all times during the Term, the Playboy TV En Espanol Service shall consist of programming similar in all material respects, to that described on the program schedule attached hereto as Exhibit C-2.

            (d) Playboy TV En Espanol SVOD Service Description. The Playboy TV En Espanol SVOD Service shall at all times during the Term mean the package, at any given time, of Programs derived solely from the Playboy TV En Espanol Service and made available by Network to Affiliate for distribution on a SVOD basis, and, at any given time, be comprised of a substantially similar relative mix of Programs compliant with Traditional Cable Edited Standards and Partial Edited Standards as then contained in the Playboy TV En Espanol Service. In no event shall the Playboy TV En Espanol SVOD Service programming delivered to Affiliate exceed the limitations imposed by, or otherwise be more explicit than programming that complies, in all respects, with the Partial Edited Standards. The Playboy TV En Espanol SVOD Service shall consist of a minimum of ***** hours and a maximum of ***** hours of Programs a month. Each calendar month of the Term, Network shall replace no less than ***** of the number of hours of VOD Programs contained in the Playboy TV En Espanol SVOD Service with new adult Programs (i.e. Programs that have not previously been included as part of the Playboy TV En Espanol SVOD Service delivered to Affiliate). It is acknowledged that the Playboy TV En Espanol SVOD Service is not, as of the Effective Date, being transmitted by Network. *****.

            (e) Spice Service(s). Each of the Spice Services shall comply, at all times during the Term, with the following content descriptions, as applicable:

                  (i) Spice Description. The Service known as "Spice" is a 24-hour per day, 7-day per week, professionally-produced premium programming service that consists of adult Programs of the type, quality and genre of that exhibited on such Service in April 2004, as shown in the programming schedule attached hereto as Exhibit C-3, and that complies with Traditional Cable Edited Standards.

                  (ii) Spice 2 Description. The Service known as "Spice 2" is a 24-hour per day, 7-day per week, professionally-produced premium programming service that consists of adult Programs of the type, quality and genre of that exhibited on such Service in April 2004, as shown in the programming schedule attached hereto as Exhibit C-4, and that complies with Traditional Cable Edited Standards.

                  (iii) Hot Network Description. The Service known as "Hot Network" is a 24-hour per day, 7-day per week, professionally-produced premium programming service that consists of adult Programs of the type, quality and genre of that exhibited on such Service in April 2004, as shown in the programming schedule attached hereto as Exhibit C-5, and that complies with Partial Edited Standards.

                  (iv) Hot Zone Description. The Service known as "Hot Zone" is a 24-hour per day, 7-day per week, professionally-produced, premium programming service that consists of adult Programs of the type, quality and genre of that exhibited on such Service in April 2004, as shown in the programming schedule attached hereto as Exhibit C-6, and that complies with Partial Edited Standards.

                  (v) Spice Live Description. The Service known as "Spice Live" is a 24-hour per day, 7-day per week, professionally-produced, premium programming service that consists of adult Programs of the type, quality and genre of that exhibited on such Service in April 2004, as shown in the programming schedule attached hereto as Exhibit C-7, and that complies with Partial Edited Standards.

                  (vi) Spice Hot Description. The Service known as "Spice Hot" is a 24-hour per day, 7-day per week, professionally-produced, premium programming service that consists of adult Programs of the type, quality and genre of that exhibited on such Service in April 2004, as shown in the programming schedule attached hereto as Exhibit C-8, and that complies with Partial Edited Standards.

                  (vii) Spice Ultimate Description. The Service known as "Spice Ultimate" is a 24-hour per day, 7-day per week, professionally-produced, premium programming service that consists of adult Programs of the type, quality and genre of that exhibited on such Service in June 2004, as shown in the programming schedule attached hereto as Exhibit C-9, and that complies with Partial Edited Standards.

                  (viii) A Taste of Spice Description. The Service known as "A Taste of Spice" is a 24-hour per day, 7-day per week, professionally-produced, premium programming service that consists of adult Programs of the type, quality and genre of that exhibited on such Service in April 2004, as shown in the programming schedule attached hereto as Exhibit C-10, and that complies with Traditional Cable Edited Standards.

                  (ix) Spice HD Description. The Service known as "Spice HD" is a professionally-produced, premium programming service that consists of adult Programs, all of which shall be transmitted in a high definition format (i.e., a minimum resolution of 720p (1280 x 720 progressive) ("HD Format"), of the type, quality and genre of that exhibited on such Service in April 2004, as shown in the programming schedule attached hereto as Exhibit C-11, and that complies with Partial Edited Standards.

                  (x) Additional Spice Services. Network shall provide Affiliate with ninety (90) days' prior written notice of any additional Spice Service that Network intends to develop and launch after the Effective Date (or, if the circumstances do not permit such notice, as soon as reasonably practicable), and together with such notice shall provide a description of such additional Spice Service and a programming schedule for a one month period for such Service. None of the programming contained in each additional Spice Service that Affiliate elects to distribute and that is provided to Affiliate hereunder shall exceed the limitations or otherwise be more explicit than programming that complies, in all respects, with the Partial Edited Standards.

            (f) VOD Package Service(s). Each VOD Package Service shall consist at all times during the Term of a uniquely-branded package of not less than ***** adult Programs, each of which in no event shall exceed the limitation or otherwise be more explicit than programming that complies with Partial Edited Standards, the duration of which Programs, in aggregate, shall not exceed more than *****. Each calendar month of the Term, Network shall replace no less than ***** of the Programs contained in each VOD Package Service with new adult Programs (i.e. Programs that have not previously been included as part of any VOD Package Service delivered to Affiliate). At all times during the Term, Network shall provide to Affiliate no fewer than ***** VOD Package Services. Network may make available to Affiliate additional VOD Package Services that comply in all respects with the description set forth in the first sentence of this Section 4(f), for distribution to Subscribers on a VOD basis. Further, Network may, from time to time, offer Affiliate a package of Programs that includes fewer than ***** Programs or that exceeds, in aggregate, ***** and, if approved by Affiliate in writing, such package of Programs shall be deemed a VOD Package Service hereunder. Network may change an End Date of a previously scheduled VOD Program in the event of any third-party rights issues, provided that Network makes the same change in End Date for such VOD Program with respect to all other distributors distributing such VOD Program. Upon receipt of a written request from Network for such a change in End Date, TWC shall use commercially reasonable efforts to cease making available to Subscribers any VOD Program that is the subject of such written request, within twenty-four (24) hours after receipt of such request.

            (g) General Restrictions. During the Term, none of the Services shall include: (i) any "infomercials," as such term is commonly understood in the cable industry or any programming constituting the direct on-air marketing and sale of products; or (ii) any advertisements for "900" or "976" telephone services, any other telephone services which bill a caller for placing or confirming the call (other than for the telephone company's cost of the call). At least thirty (30) days prior to the commencement of each calendar month during the Term, Network shall provide a programming schedule for each Linear Service (a "Schedule") to Affiliate, Attention: Programming Department. Network shall use commercially reasonable efforts to create a Network-maintained business-to-business web site (the "Web Site"), and upon the launch of such Web Site shall provide notice thereof to Affiliate and make the Schedules available to Affiliate via such Web Site. The selection, scheduling, substitution, cancellation and withdrawal of programming included in each such Service, or any portion thereof, shall at all times remain within the discretion and control of Network, and Network shall have the right to change the content or format of the programming of such Service at any time during the Term; provided, however, that, at all times during the Term, the content of each such Service shall comply in all respects with all applicable terms set forth in Sections 4(a)-(f). Nothing contained in this Section 4(g) shall be construed to limit Network's right to cablecast 800 and 900 numbers on any Service, for the purposes of polling viewers, conducting contests or offering products and/or services pursuant to Section 11(g) herein.

            (h) Vertical Blanking Interval. Network acknowledges that all of the signal distribution capacity contained within the bandwidth of the signal of each Service, including the analog bandwidth and the appropriate equivalent portion of the digital signal for such Service (including, without limitation, any MPEG private data stream) (other than, in each case, traditional television video and audio including stereo audio signals), including, without limitation, the vertical blanking interval ("VBI") and audio subcarriers and any other portions of the bandwidth that may be created or made useable as a result of the digitization or compression or other non-analog formatting of the signal (collectively, "Non-Traditional and VBI Signals"), is not essential to, or necessary for, the delivery or distribution of such Service by Affiliate as contemplated hereunder. Network agrees that any and all rights in and to any and all Non-Traditional and VBI Signals and the use thereof are and will be held exclusively by Affiliate and the Systems and that nothing contained herein shall restrict Affiliate or the Systems from using any and all Non-Traditional and VBI Signals by any means or for any purpose so long as such use does not materially degrade or interfere with the quality of the principal video and audio signal of the applicable Service. Notwithstanding the foregoing, for each service distributed by a System, Affiliate shall distribute (x) the primary video and accompanying audio of such Service and (y) the following Non-Traditional and VBI Signals contained within the signal of such Service to
Subscribers: (i) closed-captioning for the hearing impaired for the programming then being transmitted, (ii) up to one (1) second language audio for the programming then being transmitted, (iii) program content advisory materials for the programming then being transmitted, (iv) program identification codes for the programming then being transmitted, used by Nielsen Media Research in the preparation of program ratings, that Affiliate is required to carry for full power television broadcast stations entitled to carriage under Section 76.56 of the Rules and Regulations of the Federal Communications Commission ("FCC"), (v) data or information that the FCC or other applicable law or regulation requires either Network or Affiliate to transmit at any time, and (vi) with respect to each VOD Service, Metadata Files (as defined in Section 5(b)) for each VOD program developed as part of such Service (the Non-Traditional and VBI Signals set forth in clauses (i) through (vi) are collectively referred to as "Required Materials"); provided, that in each case there shall be no fee or other consideration due from Subscribers, Affiliate or any System in respect of the Required Materials other than the Fees (as defined in Section 8(a)). Network represents, warrants and covenants that, except as expressly provided herein, nothing other than the video and accompanying principal audio signals of each Service and the Required Materials are necessary for the delivery and distribution of such Service to Subscribers in Time Warner Cable Systems as contemplated under this Agreement. Notwithstanding the forgoing, the signal distribution capacity contained within the bandwidth of the signal of each Service between Network's transmission point and Affiliate's Systems' headends or other first downlink facilities shall belong exclusively to Network.

            (i) No Embedding. Notwithstanding any other provision of this Agreement, but subject to the obligation to carry the principal video and accompanying audio signals, for each Service, Affiliate shall not be obligated to distribute any material, information, data, images, sounds or features contained or embedded in or around any portion of the feed (whether analog or digital) provided to Affiliate (for each Service, the "Signal") that is not Required Material or part of the principal video and accompanying audio signals for such Service. Network agrees that, for each Service, it shall not embed any material or information into or around any portion of the Signal that cannot be removed, blocked or deleted by all of the Systems using equipment then-existing and available in such Systems (which is expressly permitted hereunder and, in respect of which, Network agrees to provide Affiliate such reasonable assistance and information as Affiliate may request) and, then, only so long as such removal, blockage or deletion will not remove, block, interfere with or impede in any way the principal video and accompanying audio signals for any Service or any of the Required Materials. Notwithstanding the foregoing for each Service, Network agrees that it shall not in any event embed any material, information, data, images, sounds or features into or around any portion of the Signal that resides in line 21 or such other line of the VBI (or its digital equivalent) in which any Required Material is transmitted or which would in any detectable manner impede, interfere with or degrade the function of any hardware, software, firmware or any other equipment or devices then in use by Affiliate. Network represents and warrants with respect to each Service, that, other than the Required Material, it is not currently engaged in any such embedding and agrees to provide to Affiliate (i) ninety (90) days' prior written notice of its intention to embed any information in or around the

Signal prior to the commencement of such embedding (or, if due to reasons beyond the reasonable control of Network, the circumstances do not permit such notice, as soon as reasonably practicable); (ii) prompt written notice of its actual embedding of any information in or around the Signal; and (iii) prompt written notice of its movement of any information already embedded in the Signal, which notice shall describe with specificity the information Network intends to so embed, has embedded or has moved, as the case may be, and the technical placement of such information within the Signal. Network further represents and warrants that it is not using, and covenants and agrees that during the Term it shall not use, any part of Affiliate's or any System's physical plant for a return path for any reason whatsoever, including without limitation, for any "trigger" or signal related to such embedded information.

            (j) Services Provided in Entirety. During the Term, Network shall provide each of the Services in its entirety to Affiliate. When the phrase "in its entirety" is used in this Section 4(j) with respect to Linear Services, it means that each Subscriber of Affiliate receiving the Linear Service shall be able to receive, at all points in time, programming received at each such point in time by any other subscriber to the Linear Service, and if any subscriber to the Linear Service is receiving, at a given point in time, programming that is different than the programming received by any Subscriber of Affiliate receiving the Linear Service at such point in time, Affiliate shall have the unconditional right to elect which of such programming it desires to receive and utilize at any System, which programming it desires to subdistribute as permitted by this Agreement, and/or which programming it will authorize for reception by satellite subscribers who are customers of Affiliate or an affiliate of Affiliate. Without limiting the generality of the foregoing, Network shall not "black out" any Linear Service programming in any System, and none of the Linear Services shall include any programming for which Network seeks a surcharge fee. Affiliate shall have the right hereunder to distribute, and Network shall provide to Affiliate, any and all additional feeds of each Linear Service (including without limitation any additional time zone feed, SAP feed and/or HD Format feed) on any tier or level of service and at no additional cost. For purposes of clarification, any Subscriber receiving multiple feeds of a Linear Service shall be counted as only one Subscriber of such Linear Service. When the phrase "in its entirety" is used in this Section 4(j) with respect to the VOD Services, it shall mean that, with respect to each VOD Service, Network shall make available to Affiliate, under the terms and conditions herein, any national model of VOD Program offerings being made available to any other distributors of such VOD Service. Notwithstanding anything in this Section 4 to the contrary, Network shall deliver to Affiliate two versions of each VOD Package Service to be delivered hereunder, one edited pursuant to Traditional Cable Edited Standards and the other edited pursuant to Partial Edited Standards.

            (k) High Definition Programming. Network shall provide to Affiliate, no later than sixty (60) days following each such HD Program's initial exhibition on any Service, no fewer than ***** (i.e. HD Programs that have not previously been provided for delivery to Subscribers on a VOD Purchase basis) Programs produced, transmitted and/or exhibited in HD Format (each, an "HD Program") per month during the Term to make available to Subscribers on a VOD Purchase basis, and hereby grants to Affiliate the non-exclusive right to exhibit and distribute each such HD Program to its Subscribers on a VOD Purchase basis. Notwithstanding the foregoing, the parties acknowledge and agree that Network has granted the exclusive rights to distribute Playboy TV Service Programs that are produced in an HD Format ("Playboy HD Programs") to another distributor of the Services for the period through and including ***** (the "Exclusivity Period"). Network shall have no obligation to provide Affiliate with such Playboy HD Programs during such Exclusivity Period, unless Network provides the Playboy HD Programs to any additional distributor, in which case Network shall give prompt written notice thereof to Affiliate, and at Affiliate's election Network shall provide the Playboy HD Programs to Affiliate from the date on which Network provides the Playboy HD Programs to such additional distributor. Provided that, at the expiration of the Exclusivity Period, Network has renewed such exclusive grant of rights (or granted another distributor of the Services the exclusive rights to distribute such Playboy HD Programs) (a "Renewal"), Network shall continue to have no obligation to provide Affiliate with such Playboy HD Programs, through such Renewal period. In no event shall any HD Program delivered to Affiliate or any System hereunder exceed the limitation or otherwise be more explicit than programming that complies with Partial Edited Standards.

            (l) Non-Conforming Programming. If for any reason, including without limitation causes beyond the control of Network, Affiliate determines that any Service's programming is not in compliance with the applicable provisions of Sections 4(a) through (g), and Network has failed to cure such non-compliance within ten (10) days of written notice ("cure period") from Affiliate of such non-compliance, Affiliate may, at its option, discontinue carriage of such Service on any or all Systems and delete such System or Systems from this Agreement with respect to such Service, effective at any time by giving Network thirty (30) days' prior written notice. Affiliate reserves the right to delete any Program(s) from such Service or cease carriage of such Service during the cure period.

            (m) Customized Services. Affiliate may request, from time to time, the creation and delivery by Network of customized Linear Services and/or VOD Services comprised of adult Programs of one or more genres of adult programming, provided however, that (subject to the terms set forth in the third sentence of Section 4(k)) Network shall not be required to include any Playboy HD Programs in any customized Linear and/or VOD Services during any Exclusivity Period or Renewal thereof. Upon receipt of such request, Network shall develop such customized programming service ("Customized TWC Service"). In the event that Network would incur material costs and expenses to create such Customized TWC Service, Network shall notify Affiliate in writing thereof, and the parties shall discuss, in good faith, the terms and conditions governing the creation of such Customized TWC Service. In the event that Network creates and delivers a Customized TWC Service hereunder, Network shall provide to Affiliate at least the same number of minutes for promotional spots for the promotion of Affiliate's products and services ("Promotional Spots") that Network provides to any other distributor of a customized service, but no less than ***** of such Promotional Spots. Affiliate shall deliver to Network the Promotional Spots in a mutually agreed upon format and Network shall integrate such Promotional Spots into the feed for the Customized TWC Service, which Promotional Spots shall be reasonably evenly distributed throughout such Customized TWC Service. Notwithstanding anything in Section 4(j) to the contrary, if Network has created (or intends to create) a customized programming service and is distributing (or intends to distribute) such customized programming service to any other distributor of multichannel video programming services (a "Third Party Customized Service") and Affiliate does not, at the time of such delivery, receive such Third Party Customized Service, Network shall not be deemed in breach of Section 4(j); provided however that Network has provided Affiliate notice of such Third Party Customized Service and offered to Affiliate a similar customized service, and Affiliate has, at the time of determination, elected not to carry such service.

      5. VOD PROGRAMS

            (a) Selection of VOD Programs. For each VOD Package Service that Affiliate intends to launch, Network shall provide to Affiliate or its designee, no later than ninety (90) days prior to such intended launch, a schedule containing a list and description of the Programs that will be included in such VOD Package Service(s) and which conform to the applicable content description set forth in Section 4(f) above, in the form attached hereto as Exhibit D ("VOD Schedule"). Network shall provide each VOD Schedule for each month thereafter no later than sixty (60) days prior to the applicable month. Network may, upon notice to Affiliate, provide VOD Schedules via the Web Site. The title (i.e., the name and/or metadata) of each Program included in each VOD Schedule must be acceptable to Affiliate. Within thirty (30) days of receipt of each VOD Schedule, Affiliate shall notify Network of the titles of such Programs that Affiliate rejects from such VOD Schedule, and Network shall work in good faith with Affiliate to modify such titles in a manner that is mutually agreeable to the parties. In the event that the parties do not mutually agree to a title for any given Program, Network shall promptly provide to Affiliate supplemental lists of adult feature Programs from which Affiliate may select Programs to be included on the VOD Package Services, until such time as the total number of hours of Programs selected by Network is equal to or greater than twenty (20). If Affiliate provides no notice of its rejection of any Program titles, Network shall deliver all the Programs on the VOD Schedule pursuant to Section 5(b).

            (b) Delivery of VOD Programs. At least thirty (30) days prior to the first day of the calendar month to which a VOD Schedule applies, Network shall, at Network's sole cost and expense, encode each VOD Program to be VOD Compatible. With respect to each such VOD Program, Network shall deliver, in accordance with Section 6(a), a package of files consisting of the primary video and accompanying audio, and any Required Material thereto, for each such encoded VOD Program, and (ii) metadata for such VOD Program prepared in accordance with the CL VOD 1.1 specifications (for each VOD Program, a "Metadata File").

      6. DELIVERY AND DISTRIBUTION OF THE SERVICE

            (a) Transmission and Reception of the Services. Network shall, at its expense, (i) transmit a digital signal for each Service via a domestic communications satellite(s) commonly used for transmission of cable television programming signals, and (ii) fully encode and scramble the satellite signal for each of those Services using technology, standards, practices and procedures which are generally accepted throughout the cable television industry. As of the Effective Date, each Service will be delivered via the applicable satellite designated in Exhibit E attached hereto. Network shall deliver each VOD Program, in accordance with Section 5(b), to the entity listed on Exhibit F attached hereto or such other designee as mutually agreed upon by the parties, such agreement not to be unreasonably withheld ("Affiliate Designee") or via such other delivery method as may be mutually agreed upon by the parties. Subject to the provisions of Sections 6(b) and (c), Affiliate shall provide and operate or cause to be provided and operated all equipment and facilities (including earth stations and decryption devices) necessary as of the date a Service is launched by a System for the reception of such signal and the distribution of such Service's signal to such System's Subscribers. Network represents that no facilities or equipment are necessary for such reception and distribution which a cable television system operator would not otherwise use in connection with the reception and distribution of satellite signals transmitted by most widely distributed cable television programming.

            (b) Change in Satellite. If Network proposes to change the satellite via which the Signal for any of the Services other than VOD Services is transmitted to a satellite different from that via which it is then presently transmitted, Network will give at least one hundred eighty (180) days' (or, if due to reasons beyond Network's reasonable control, the circumstances do not permit such notice, as soon as reasonably practicable) prior written notice to Affiliate, provided however that Affiliate acknowledges that a force majeure event (as described in Section 12) may prevent Network from providing the foregoing notice, in which event Network shall provide as much advance notice as is reasonably practicable. If, in order to receive a Service after such change, any System would incur expenses for additional satellite reception equipment, Network shall, at Network's sole and absolute discretion, within thirty (30) days after receiving written notice from Affiliate to the effect that such System would incur such expenses, either (i) reimburse such System for such expenses, or (ii) provide to such System, at Network's sole cost and expense, such additional satellite transmission reception equipment as is necessary to enable Affiliate to receive the applicable Service(s) after such change.

            (c) Change in Encryption Method or Digitization. If Network proposes to change the method via which the Signal for any of the Services are encoded, scrambled or digitized to a method different from that via which it is presently encoded, scrambled or digitized, Network will give at least one hundred eighty
(180) days' (or, if due to reasons beyond Network's reasonable control, the circumstances do not permit such notice, as soon as reasonably practicable) prior written notice to Affiliate and Network shall provide to each System, at Network's sole expense, any additional decryption equipment, provided however, that if Network fails to provide such additional decryption equipment to a System or a System would incur expenses for additional digitization equipment in order to continue to receive a Service after such change, Network shall, at Network's sole and absolute discretion, within thirty (30) days after receiving written notice from Affiliate to the effect that such System would incur such expenses, (i) reimburse such System for such expenses, or (ii) provide to such System, at Network's sole cost and expense, such decryption and/or other equipment as is necessary to enable Affiliate to receive and distribute the applicable Service(s) in accordance with the terms of this Agreement after such change.

            (d) Other Technological Changes. Except as otherwise provided in Sections 6(b) and 6(c), Network shall not materially change the technology, standards, practices or procedures utilized in connection with the delivery of the Services unless such change is generally being made in the cable television industry.

            (e) Service Signal Quality. Network shall deliver to each System a video and audio signal for each Service of a quality at least as high as the quality of the video and audio signal delivered with respect to other widely distributed adult entertainment pay cable television programming. Without limiting the generality of the preceding sentence, Network shall deliver to each System a video and audio signal for each Service that meets or exceeds all applicable standards under any applicable federal or state law, rule, regulation or order.

            (f) Carriage. Systems that distribute any of the Services shall do so in accordance with the following:

                  (i) Each System that distributes the Playboy TV Service will distribute such Service on a full-time basis and may distribute such Service on a Subscription Purchase basis and/or Pay Per View Purchase basis.

                  (ii) Each System that distributes the Playboy TV En Espanol Service will distribute such Service on a full-time basis and may distribute such Service on a Subscription Purchase basis, Pay Per View Purchase basis and/or as part of a package or tier of Spanish-language or bilingual programming services (a "Spanish Language Package"). Subscribers who receive a Spanish Language Package shall be known as "Spanish Language Package Subscribers."

                  (iii) Each System that distributes a Spice Service will distribute such Service on a full-time basis and may distribute such Service on a Pay Per View Purchase basis.

                  (iv) Each System may distribute each VOD Package Service on a VOD basis only. Each System carrying a VOD Package Service hereunder may make the VOD Programs that comprise such VOD Package Service accessible to Subscribers, in its discretion, (i) via a virtual channel dedicated to such VOD Package Service or via any other branded entry point that is identified by the applicable VOD Package Service title or brand (such channel or entry point, a "Branded Entry Point"); and/or (ii) aggregated together with other adult programming via other entry points (e.g., via alphabetical listings, listings by genre). Affiliate agrees to consider in good faith genre descriptions for the programs that will appear on the Adult Portal.

                  (v) Playboy TV SVOD may only be distributed to those Subscribers that receive the Playboy TV Service on a Subscription Purchase basis. Affiliate may make the Playboy TV SVOD Service available to Subscribers for or without an additional charge.

            (vi) Playboy TV En Espanol SVOD may only be distributed to those Subscribers that receive Playboy TV En Espanol on a Subscription Purchase basis and to Spanish Language Package Subscribers. Affiliate may make the Playboy TV En Espanol SVOD Service available to Subscribers for or without an additional charge.

            (g) Packaging; Channel. Each System that elects to distribute a Service hereunder may package the Service with other premium services. Affiliate (or the Systems) will have exclusive right to designate the channel(s) over which each Service will be carried and will have the right to change such designation from time to time and at any time. The packaging of any Service shall be subject to the payment of Fees in accordance with Section 8 and the minimum payment amounts stated therein from each Service. For purposes of calculating the Fees for each Service packaged with other premium services in a System, the Net Revenue shall be an amount equal to that proportion of the total Net Revenues generated by such package offering that is attributable to the applicable Service, based on the standard retail prices, in such System, charged to a Subscriber for such Service and each of the other services comprising the package offering.

            (h) Discontinuation of Services. Affiliate shall have the right from time-to-time during the Term and in its sole discretion to discontinue carriage of any Service on any System(s) by giving Network at least thirty (30) days' prior written notice thereof.

            (i) New York City Systems. Subject to the foregoing Section 6(h), each New York City System shall offer the Playboy TV Service on a Subscription Purchase and Pay Per View Purchase basis to digital Subscribers of such New York City System. Network and the New York City Systems shall jointly develop and engage in sufficient marketing efforts to adequately promote such offering of the Playboy TV Service on a Subscription Purchase basis.

      7. ALTERNATIVE DISTRIBUTION

            Except as otherwise expressly permitted herein, and except where the primary purpose is to market paid services and/or products, Network shall not exhibit or distribute, and shall not grant to any third party the right to exhibit or distribute, in any Operating Area, all or any portion of any of the Services, or any programming comprising a portion of any Service, such that end users or customers may view such portions or programming for no or minimal charge or fee: (i) via any Internet Web Site or over any local or wide area computer network serving more than one hundred (100) persons (unless such computer network is maintained by Network for its own employees), including in multimedia, interactive, three-dimensional or other augmented or enhanced format, (ii) via any broadcast station or cable programming network other than such Service; in either case, whether simulcast, time-shifted, repackaged or distributed through any "video on demand" mechanism ("Alternative Distribution Means"); provided, however, that, subject to Section 13, the foregoing (ii) shall not restrict Network from providing each Service to any multi-channel video programming provider. Notwithstanding the foregoing, nothing contained herein shall prevent Network from exhibiting or distributing, or granting any third party the right to exhibit or distribute at no or minimal charge:

            (A) segments of Programs contained in a Service via such Service's Web site, provided, however, that each such segment is no longer than three (3) minutes in duration and such exhibition or distribution promotes subscription to the applicable Service.

            (B) segments of Programs contained in a Service that have been cable edited such that each such segment has a rating, or had it been rated would have received a rating, no more restrictive than "TVMA" in accordance with the then-current NCTA standards (which as of the date hereof consist of the TV Parental Guidelines attached hereto as Exhibit A-1).

            (C) segments of Programs contained in a Service so long as (1) no such segment is of a duration greater than ten (10) minutes and (2) a Program is not exhibited or distributed in its entirety as segments during any calendar day.

            In the event that Network fails to comply with the restrictions contained in this Section 7, Network shall cure such breach upon ten (10) days written notice. Without limiting any of Affiliate's rights or remedies, should Affiliate incur any actual financial loss as a result of Network's failure to comply with the limitations contained in this Section 7, Affiliate shall be entitled to receive reasonable off-set against its monthly Fees payable hereunder, provided that Affiliate provides Network written documentation evidencing such loss.

      8. FEES

            (a) Service Fees. For each calendar month of the Term, Affiliate shall pay to Network, in consideration for the licenses granted herein, the applicable fees for each Service carried by each System during such calendar month, calculated in accordance with the provisions set forth below (for each Service, the "Fee").

            (b) Playboy TV Service.

                  (i) Pay Per View Purchases. For each System, *****, carrying the Playboy TV Service hereunder, the Fee for Pay Per View Purchases of the Playboy TV Service shall equal the greater of (x) ***** per Pay Per View Purchase of the Playboy TV Service and (y) either (A) ***** of the Net Revenue during the applicable calendar month for Pay Per View Purchases of the Playboy TV Service, *****, or (B) ***** during such calendar month for Pay Per View Purchases of the Playboy TV Service, *****. The number of Services carried by a System shall be calculated in accordance with Section 8(j) below. *****, the Fee for Pay Per View Purchases of the Playboy TV Service shall equal the greater of
(xx) ***** per Pay Per View Purchase of the Playboy TV Service and (yy) ***** of the Net Revenue during such calendar month for Pay Per View Purchases in such System.

                  (ii) Subscription Purchases

                        (A) If a System, *****, either (x) does not offer the Playboy TV SVOD Service to such System's Subscribers, or (y) offers the Playboy TV SVOD Service to such System's Subscribers for an additional fee, the Fee for each calendar month for Subscription Purchases of the Playboy TV Service shall equal the greater of (1) ***** per Subscription Purchase and (2) either (A) ***** of the Net Revenue during the applicable calendar month for Subscription Purchases, *****, or (B) ***** of the Net Revenue during such calendar month for Subscription Purchases, *****. The number of Services carried by a System shall be calculated in accordance with Section 8(j) below. ***** (xx) does not offer the Playboy TV SVOD Service to such System's Subscribers, or (yy) offers the Playboy TV SVOD Service to such System's Subscribers for an additional fee, the Fee for each calendar month for Subscription Purchases of the Playboy TV Service shall equal the greater of (AA) ***** per Subscription Purchase and (BB) ***** of the Net Revenue during such calendar month for Subscription Purchases in such System.

                        (B) If a System, *****, offers the Playboy TV SVOD Service to Playboy TV Service Subscribers for no additional fee, the Fee for each calendar month for Subscription Purchases of the Playboy TV Service shall equal the greater of (x) ***** per Subscription Purchase and (y) either (A) ***** of the Net Revenue during the applicable calendar month for Subscription Purchases, *****, or (B) ***** of the Net Revenue during such calendar month for Subscription Purchases, *****. The number of Services carried by a System shall be calculated in accordance with Section 8(j) below. ***** the Playboy TV SVOD Service to Playboy TV Service Subscribers for no additional fee, the Fee for each calendar month for Subscription Purchases of the Playboy TV Service shall equal the greater of (xx) ***** per Subscription Purchase and (yy) ***** of the Net Revenue during such calendar month for Subscription Purchases in such System.

            (c) Playboy TV SVOD Service.

                  (i) If a System offers the Playboy TV SVOD Service to such System's Playboy TV Service Subscribers for no additional fee, then Affiliate shall have no obligation to pay any additional fee to Network in connection with such System's carriage of the Playboy TV SVOD Service.

                  (ii) If a System offers the Playboy TV SVOD Service to such System's Playboy TV Service Subscribers for an additional fee (i.e., on a Subscription Purchase basis) the Fee for the Playboy TV SVOD Service for each calendar month shall equal ***** of the Net Revenue during such calendar month for Subscription Purchases of the Playboy TV SVOD Service.

            (d) Playboy TV En Espanol Service.

                  (i) Pay Per View Purchases. For each System carrying the Playboy TV En Espanol Service, the Fee for Pay Per View Purchases of the Playboy TV En Espanol Service shall equal the greater of (x) ***** per Pay Per View Purchase of the Playboy TV En Espanol Service and (y) either (A) ***** of the Net Revenue during the applicable calendar month for Pay Per View Purchases of the Playboy TV En Espanol Service, *****, or (B) ***** of the Net Revenue during such calendar month for Pay Per View Purchases the Playboy TV En Espanol Service, *****. The number of Services carried by a System shall be calculated in accordance with Section 8(j) below.

                  (ii) Subscription Purchases

                        (A) If a System either (x) does not offer the Playboy TV En Espanol SVOD Service to such System's Subscribers, or (y) offers the Playboy TV SVOD En Espanol Service to such System's Subscribers for an additional fee, the Fee for each calendar month for Subscription Purchases of the Playboy TV En Espanol Service shall equal the greater of (1) ***** (or ***** for each New York City System) per Subscription Purchase and (2) either (A) ***** of the Net Revenue during such calendar month for Subscription Purchases, *****, or (B) ***** of the Net Revenue during such calendar month for Subscription Purchases, *****. The number of Services carried by a System shall be calculated in accordance with Section 8(j) below.

                        (B) If a System offers the Playboy TV En Espanol SVOD Service to such Playboy TV En Espanol Subscribers for no additional fee, the Fee for Subscription Purchases of Playboy TV En Espanol for each calendar month shall equal the greater of (x) ***** per Subscription Purchase or (y) either (A) ***** of the Net Revenue during such calendar month for Subscription Purchases, *****, or (B) ***** of the Net Revenue during such calendar month for Subscription Purchases, *****. The number of Services carried by a System shall be calculated in accordance with Section 8(j) below.

                  (iii) Spanish Language Package. If a System offers the Playboy TV En Espanol Service as part of a Spanish Language Package to such System's Subscribers, the Fee for the Playboy TV En Espanol Service shall be ***** per Subscriber of such Spanish Language Package, or ***** per Subscriber to the extent that such System offers Playboy TV En Espanol SVOD Service together with the Playboy TV En Espanol Service for no additional fee, regardless of whether such Subscriber elects to receive the Playboy TV En Espanol Service. *****.

            (e) Playboy TV En Espanol SVOD Service.

                  (i) If a System offers the Playboy TV En Espanol SVOD Service to such System's Playboy TV En Espanol Service Subscribers for no additional fee, then Affiliate shall have no obligation to pay any additional fee in connection with such System's carriage of the Playboy TV En Espanol SVOD Service.

                  (ii) If a System offers the Playboy TV En Espanol SVOD Service to such System's Playboy TV En Espanol Service Subscribers for an additional fee (i.e., on a Subscription Purchase basis) the Fee for the Playboy TV En Espanol SVOD Service for each calendar month shall equal ***** of the Net Revenue during such calendar month for Subscription Purchases of the Playboy TV En Espanol SVOD Service.

            (f) Spice Service(s) (other than the Spice HD Service).

                  (i) Single Spice Service. *****, for each System carrying only one (1) Spice Service during the applicable calendar month, the Fee for Pay Per View Purchases of the Spice Service shall equal the greater of ***** per Pay Per View purchase or ***** of the Net Revenue during such calendar month for such Pay Per View Purchases.

                  (ii) Two Spice Services. Subject to the Spice Live Service Fee Waiver set forth in Section 8(h) below, for each System carrying two (2) Spice Services during the applicable calendar month, the Fee for Pay Per View Purchases shall equal the greater of

***** per Pay Per View Purchase or ***** of the Net Revenue during such calendar month for such Pay Per View Purchases.

                  (iii) Three or More Spice Services. Subject to the Spice Live Service Fee Waiver set forth in Section 8(h) below, for each System carrying three (3) or more Spice Services during the applicable calendar month, the Fee for Pay Per View Purchases shall equal the greater of ***** per Pay Per View Purchase or ***** of the Net Revenue during such calendar month for such Pay Per View Purchases.

            (g) HD Programs (including the Spice HD Service). For each System carrying HD Programs hereunder, (i) the Fee for Pay Per View Purchases of the HD Programs shall equal the greater of ***** per Pay Per View Purchase ***** of the Net Revenue during the applicable calendar month for Pay Per View Purchases of HD Programs; and (ii) the Fee for VOD Purchases of the HD Programs shall equal the greater of ***** per VOD Purchase or ***** of the Net Revenue during the applicable calendar month for VOD Purchases of HD Programs;

            (h) *****

            (i) VOD Package Service(s) Charge. For each System carrying the VOD Package Service(s) hereunder, the Fee for the VOD Package Service(s) for each calendar month shall equal the greater of ***** per VOD Purchase of a VOD Program from a VOD Package Service or ***** of the Net Revenue during such calendar month for such VOD Purchases from the VOD Package Service(s).

            (j) *****

            (k) Additions and Deletions of Systems. For purposes of calculating the Fees hereunder, Subscribers in Systems added to this Agreement shall be deemed added as of the first day of the month following such addition, and Subscribers in Systems that are deleted hereunder in accordance with the terms of this Agreement or that cease to constitute Time Warner Cable Systems, shall be deemed deducted as of the first day of the month following such deletion or cessation.

            (l) Other Adjustments. Notwithstanding anything contained herein to the contrary, the number of Subscribers for any month shall not include (i) Subscribers who are not required to pay for the level or tier of service on which the Service is distributed or (ii) Subscribers who have not paid the amount which they are required to pay for the level or tier of service on which the Service is distributed and who subsequently have distribution of such level or tier of service to them terminated.

            (m) Due Date. The Fees payable hereunder for each calendar month shall be due forty-five (45) days after the end of such month. In the event of a good faith dispute regarding any Fees, Affiliate shall pay those portions of the Fees not in dispute in accordance with this Section 8, and before or at the time of payment, Affiliate shall notify Network of the grounds for disputing the unpaid balance. No such disputed Fees shall be due or payable by

Affiliate to Network nor subject to the recovery of prejudgment interest unless and until such dispute has been resolved to the satisfaction of Affiliate and Network.

            (n) Retroactive Adjustments. If a payment of Fees due hereunder for any month has been made, and the amount of such payment exceeds the amount of the Fees which was actually due hereunder for such month (regardless of when such adjustment is made), then Affiliate shall have the right to set off against any amounts then or thereafter due to Network (or, upon demand, Network shall pay to Affiliate) an amount equal to such excess. If a payment of Fees due hereunder for any month has been made, and the amount of such payment is less than the amount of the Fees which was actually due Network hereunder for such month (regardless of when such adjustment is made), then Affiliate shall upon demand, pay to Network an amount equal to the difference between the amount due and the amount actually paid.

            (o) Bulk Billed Subscribers. Notwithstanding anything contained herein to the contrary, the number of Subscription Purchases in a multiple dwelling unit complex (including without limitation apartment buildings, hotels and motels) that is billed for any Subscription Purchase basis Service on a bulk rate basis shall equal *****.

            (p) Calculation of Fees and Subscription Purchases. For purposes of calculating the Fees hereunder, as applicable, the number of Subscription Purchases or Subscribers (as applicable) for the applicable calendar month shall be calculated by adding the number of Subscription Purchases or Subscribers (as applicable) as of the first day of such calendar month and as of the last day of such calendar month and dividing the result by two. Subscription Purchases and Subscribers in Systems in which a Service is launched following the Effective Date shall be deemed added as of the first day on the month following such addition, and Subscription Purchases and Subscribers in Systems in which distribution of a Service is terminated in accordance with the terms hereof, and in Systems that cease to constitute Time Warner Cable Systems, shall be deemed deducted as of the first day of the month following such deletion or cessation.

      9. REPORTS

            (a) Reports. Within forty-five (45) days after the end of each calendar month during the Term, Affiliate shall send to Network a statement or statements that sets forth, on a System by System basis, with respect to each Service as applicable (i) the number of Services carried by such System, (ii) the total number of Subscription Purchasers, and including the number of Spanish Language Package Subscribers, (iii) the number of Pay Per View Purchases, (iv) with respect to VOD Purchases, by Program ID Number (as provided by Network as part of the Metadata File for each VOD Program) the retail price of the VOD Program, (v) with respect to SVOD Services, the Program ID Number (as provided by Network as part of the Metadata File for each SVOD Program) and the aggregate number of times each SVOD Program is accessed, and (vi) such other information as may be reasonably necessary to support the computation of the Fees due to Network for such calendar month. If reasonably practicable and if Affiliate elects to do so, Affiliate shall send such statement(s) to Network in electronic form. Network acknowledges and agrees that Affiliate's collection, storage and release of any information or data, and of information or data used to derive the information identified in this Section 9(a), as well as any audit undertaken by Network in accordance with
Section 9(b), shall be subject to any internal Affiliate's privacy policies and all applicable laws, rules and regulations.

            (b) Audit Right. During the Term and for one (1) year thereafter, unless a dispute arises between the parties, in which case, for at least one (1) year after the resolution of such dispute, Affiliate shall maintain accurate and complete books and records in accordance with generally accepted accounting principles and practices that are directly related to the Services to the extent necessary to verify the Fees due hereunder. Upon not less than sixty (60) days' prior written notice, Network shall have the right, during the Term and for one
(1) year thereafter, to examine during normal business hours at Affiliate's corporate offices, such relevant books and records of Affiliate necessary to verify the Fees due hereunder; provided, that such examinations shall not be conducted more frequently than once annually and shall be limited to the then current calendar year and the prior calendar year. Network will be deemed to have waived any and all claims which it may have with respect to an underpayment of Fees due unless it gives written notice of such claims to Affiliate upon the earlier of two (2) years after the date on which payment of such Fees was due or, within six (6) months after the conclusion of such examination.

            (c) Compliance. Network represents, covenants and warrants that each Service complies, and will continue to comply, with all origination cablecasting regulations of the FCC, including but not limited to 47 C.F.R. ss.ss.76.205-76.221 (political equal time, personal attach, lotteries and sponsorship identification), as the same any be amended from time to time ("Origination Cablecasting Requirements"), and that Network shall provide Affiliate all necessary documentation required thereunder for Affiliate to timely meet its documentation and public file requirements under the Origination Cablecasting Requirements. In the event that any other programming offered by each Service shall be among the kind of programming which is regulated by federal, state or local law, as the same may apply to cable television systems and cable operators, or other non-broadcast television distributors, then Network shall provide to Affiliate all statements, records or other documents in the Network's possession, custody and control reasonably necessary for Affiliate to demonstrate timely compliance as a cable operator or distributor with such laws and regulations.

      10. PROMOTION AND ADVERTISING

            (a) Network's Names and Marks. Affiliate acknowledges that the name and marks of Playboy Enterprises International, Inc., including without limitation "PLAYBOY," "PLAYMATE," "PLAYBOY TV," "PLAYBOY TELEVISION," "PLAYBOY TV EN ESPANOL," "SPICE," "SPICE 2," "SPICE LIVE," "SPICE HOT," "SPICE HOT NETWORK," "SPICE HOT ZONE," "HOT NETWORK," "HOT NET," "HOT ZONE," "SPICE ULTIMATE," "A TASTE OF SPICE," "SPICE HD," and the RABBIT HEAD Design, (and the names of certain programs which appear in the Service) (the "Network Marks") and the programming provided in the Services, as between Affiliate and Network, are the exclusive property of Network or its suppliers and that Affiliate has not and will not acquire any proprietary rights therein by reason of this Agreement. Affiliate shall not use the Network Marks without the prior written consent of Network, except that Affiliate may use the Network Marks in routine promotional materials, channel line-ups, print and electronic program guides and on the Web sites of Affiliate or any System without the prior written consent of

Network, provided that such use conforms to the written style guidelines (if any) for such Network Marks provided by Network to Affiliate. Nothing contained herein shall limit or restrict the right of Affiliate, the Systems or any third-party distributors of any Service hereunder to use such names and marks
(i) in connection with the exercise of its or their rights hereunder or (ii) as permitted under any other contract or agreement, in connection with any local advertising inserted in any cable television service or programming if the sponsor of such advertisement had the right to use such names and marks therein or otherwise than under this Agreement.

            (b) Cross Channel Promotions of Affiliated Services. Except as otherwise expressly authorized in this Agreement, Network shall not promote, market or advertise on any Service any other cable programming service which is affiliated or associated with Network ("Cross Promotions") unless such other service is then being distributed by the Systems on which such Cross Promotions are to appear, or such System has the option to distribute such Service under the terms of this Agreement but has elected not to do so. The practice of "nesting" or "incubating" (whether or not for the express purpose of inducing subscriptions to) a cable programming service by showcasing such service within an existing service shall be considered a means to "promote, market or advertise" such service hereunder. Network agrees that the Services will not air any promotional spot (whether alone or in conjunction with any other person) that identifies another method of video distribution that offers a service not available on the relevant Affiliate System. Affiliate shall have the right to preempt all material that violates the foregoing.

            (c) Advertising Avails. Network shall not include more than fifteen
(15) minutes of commercial announcement availabilities, interstitials, promotional announcements and other non-programming material, including without limitation permitted Cross Promotions, in each Service (collectively, "Non-Programming Material") during any hour of such Service, of which commercial announcement availabilities (i.e., third party advertising for products or services) shall consist of no greater than two (2) minutes. *****.

            (d) *****

      11. REPRESENTATIONS, WARRANTIES AND COVENANTS

            (a) Network's Authorization. Network represents and warrants that:
(i) Network is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (ii) Network has the requisite power and authority to execute and deliver this Agreement and to fully perform its obligations hereunder; (iii) the execution, delivery and performance of this Agreement has been duly authorized by all corporate and board of directors' actions necessary on the part of Network; (iv) Network is not subject to any contractual or other legal obligation which will in any way interfere with its full performance of this Agreement; and (v) the individual executing this Agreement on behalf of Network has the authority to do so.

            (b) Ownership of and Responsibility for each Service. Network represents, warrants and covenants that it has and throughout the Term will have the right to grant the licenses granted herein, free and clear of all liens, restrictions, charges, claims and encumbrances, that it has obtained and will maintain all licenses, permits, exemptions, authorizations and consents necessary to fully perform this Agreement (except with respect to music performance licenses, which Network represents and warrants that it has, by the date this Agreement is fully executed, applied for a "through-to-the-viewer" music performance license from each of ASCAP and BMI, and Network shall use its best efforts to obtain a "through-to-the-viewer" music performance license from those organizations) and that neither the Services nor any programming contained therein, if and when presented by Affiliate in the manner and at the times permitted herein (i) is or will be libelous, slanderous, obscene, or defamatory;
(ii) violates or infringes or will knowingly violate or infringe the civil or property rights, copyrights (including, without limitation, music synchronization and performance rights and dramatic and non-dramatic music rights), trademark rights, patent rights or rights of privacy of any person; or
(iii) violates any law or regulation.

            (c) Insurance. Network represents, warrants and covenants that (i) it has obtained an errors and omissions insurance policy covering each Service and all elements thereof from a nationally recognized insurance carrier and in accordance with industry standards of no less than $5 million per occurrence;
(ii) such insurance shall remain in full force and effect throughout the Term;
(iii) Affiliate shall be named as an additional insured on the insurance policy;
(iv) Network shall provide Affiliate with documentation to such effect with ten
(10) days of the execution hereof; (v) Network shall provide Affiliate with appropriate proof of issuance of a policy continuing in force and effect which shall evidence no lapse in coverage; and (vi) Network shall provide Affiliate with thirty (30) days written notice (or if circumstances do not permit such notice as soon as reasonably practicable) of any material changes in such policy.

            (d) CPOEA. Without limiting the generality of Section 11(b) hereof, Network represents, warrants and covenants that (i) each Service (including any and all programming contained therein) is, and throughout the Term shall be, in all respects in compliance with the requirements of the Child Protection and Obscenity Enforcement Act of 1988, as amended by the Child Protection Restoration and Penalties Enhancement Act of 1990, and all rules and regulations promulgated thereunder (collectively, the "CPOEA"), and does not contain any material that would require Licensor to comply with the record keeping requirements of the CPOEA and (ii) there shall be no "minor" (as such term is most liberally construed pursuant to the laws of any state) appearing in any of the Services.

            (e) Affiliate's Authorization. Affiliate represents and warrants that: (i) Affiliate is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (ii) Affiliate has the requisite power and authority to execute and deliver this Agreement and to fully perform its obligations hereunder; (iii) the execution, delivery and performance of this Agreement has been duly authorized by all action necessary on the part of Affiliate; (iv) Affiliate is not subject to any contractual or other legal obligation which will in any way interfere with its full performance of this Agreement; and (v) the individual executing this Agreement on behalf of Affiliate has the authority to do so.

            (f) Affiliate's Trademarks. Network represents and warrants that it shall not use, and no right or license is herein granted to Network to use, any of the trade names, trademarks, copyrights, styles, slogans, titles, logos or service marks of Affiliate, TWI, TWE, TWEAN, any other System or any other Time Warner Company.

            (g) Publicity. Neither Network nor Affiliate shall initiate or have, and shall not permit its officers, directors, partners, shareholders, employees, agents, representatives or affiliates to initiate or have, any oral or written communication (including, without limitation, announcements, correspondence and advertisements) with or directed to any person (including, without limitation, the press, the public, Subscribers, the trade and governmental and quasi-governmental agencies, authorities and instrumentalities) (i) which concerns (A) the negotiation (or other transactions in contemplation of), termination, renewal, non-renewal or expiration of this Agreement or of any other prior, then current or proposed agreement, arrangement or understanding with any Time Warner Company relating to the distribution of the Services or (B) any modification or amendment hereof or thereof; (ii) which would or could adversely affect relations between either Network, or Affiliate, any Time Warner Company or System, on the one hand, and Subscribers, potential subscribers or such agencies, authorities or instrumentalities, on the other had, without the prior written approval of the form and content of such communication by Network or Affiliate, respectively; provided, that such approval shall not be required if such communication is required by (X) an applicable law, rule or regulation or (Y) an order of a court or governmental agency, authority or instrumentality of competent jurisdiction; provided, further, that, prior to communication without such approval, the communicating party shall have given reasonable prior notice to the other party of such intended communication and, if requested by such other party, shall have used reasonable efforts at the communicating party's expense to obtain a protective order or similar protection for the benefit of the other party. In no event shall either party attempt or permit its officers, directors, partners, shareholders, employees, agents, representatives or affiliates to interfere with such relations. Clause (ii) of the preceding sentence shall not apply to (A) any national advertising or promotion by Network in connection with the Services, (B) any proceeding before any judicial body, or
(C) communications with Congress or with any other branch or agency of the Federal government. This Section 11(g) shall not prevent Network from cablecasting "800" or "900" telephone numbers for such purposes as polling viewers, conducting contests or offering products and/or services to viewers or from responding to mail received from viewers; provided, that such activities and responses shall not contain communications, materials, information or text that could adversely affect Affiliate. This Section 11(g) shall survive the expiration or termination of this Agreement (regardless of the reason for such expiration or termination) for a period of two (2) years.

            (h) Confidentiality. The terms and conditions, other than the existence and duration, of this Agreement shall be kept confidential by the parties hereto and shall not be disclosed by either party to any third party except: (i) as may be required by any court of competent jurisdiction, governmental agency, law or regulation (in such event, the disclosing party shall notify the other party before disclosing this Agreement); (ii) as part of the normal reporting or review procedure to a party's accountants, auditors, agents, legal counsel, and employees of partners, parent and subsidiary companies, provided such accountants, auditors, agents, legal counsel, and employees of partners, parent and subsidiary companies agree in writing to be bound by this Section 11(h); and (iii) to enforce any of a party's rights pursuant to this Agreement.

      12. FORCE MAJEURE

            Neither party shall have any liability to the other party for any failure to perform hereunder, if such failure is due to: an act of God; inevitable accident; fire; lockout; strike or other labor dispute; riot or civil commotion; act of government or governmental instrumentality (whether federal, state or local); act of terrorism; failure of performance by a common carrier; failure in whole or in part of technical facilities or satellites; or other cause (excluding financial inability or difficulty of any kind) beyond such party's reasonable control.

      13. *****

      14. INDEMNIFICATION AND OTHER REMEDIES

            (a) Indemnification by Network. Network shall indemnify Affiliate and each other Time Warner Company, each System, the persons which directly own the Systems and their respective affiliates (including controlling persons and related companies), officers, directors, shareholders, employees and agents (each, an "Affiliate Indemnitee") for, and shall hold them harmless from and against, any and all losses, settlements, claims, actions, suits, proceedings, investigations, judgments, awards, damages and liabilities (collectively, "Losses" and, individually, a "Loss") which are sustained or incurred by or asserted against any of them and which arise out of or relate to (i) any breach of this Agreement by Network or (ii) any or all of the Services, the content thereof or programming contained therein or the delivery or distribution thereof (including, without limitation, any Loss arising out of libel, slander, defamation, indecency, obscenity, invasion of right of privacy or infringement or violation of copyrights, music synchronization or performance rights, dramatic or non-dramatic music rights, trademark rights, patent rights or other contractual or proprietary rights), including without limitation Losses that arose or accrued before the Effective Date, except to the extent that any such Losses are based upon or arising out of any material (such as local advertising) added by Affiliate or any affiliate of Affiliate (as to which added material furnished by Affiliate or any affiliate of Affiliate shall, to the like extent, indemnify Network, and their respective affiliates (including controlling persons and related companies), officers, directors, shareholders, employees and agents (each, a "Network Indemnitee") and shall reimburse them for any and all legal, accounting and other fees, costs and expenses (collectively, "Expenses") reasonably incurred by any of them in connection with investigating, mitigating or defending any such Loss; provided, however, that Network will not have any obligation or liability under this Section 14(a) to the extent that Affiliate has an obligation or liability with respect to the same Loss under Section 14(b). Affiliate Indemnitee shall give Network prompt notice of any claim or litigation to which its indemnity applies, provided that the Network's obligations shall not be affected by any delay or failure in providing such notice unless Network reasonably demonstrates that the defense or settlement of the claim was materially prejudiced thereby. Network shall have the right to assume the defense of such claim or litigation (other than the entry of a guilty plea or similar plea by or on behalf of Affiliate in a criminal or quasi-criminal action) with counsel selected by Network and approved by Affiliate (which approval shall not be unreasonably withheld by Affiliate), in which case the Affiliate Indemnitee will cooperate with the reasonable requests of Network, at Network's expense, in Affiliate Indemnitee's defense of such claim or litigation and shall have the right, but not the obligation, to join in and be represented by its own counsel, at its own expense. Notwithstanding the foregoing, (i) Network will not be obligated to indemnify Affiliate Indemnitees in the event of a criminal prosecution involving an allegation of, or any claim alleging, violation of the laws in connection with the content of the Service if Affiliate, or each Affiliate Indemnitee enters a guilty plea (over Network's objection) or makes any other disclosures to the public (without the approval of Network) that materially prejudice the defense of such prosecution, provided that disclosures made in the course of grand jury, deposition or trial testimony or other similar testimony shall not be deemed disclosures to the public, hereunder; and (ii) Network shall not agree to any compromise or settlement terms with respect to claims for which Network has an indemnification obligation hereunder that affect Affiliate's rights or obligation other than the payment of a financial settlement by Network (that releases Affiliate from liability) without Affiliate's prior written approval. Within sixty (60) days of the Effective Date Affiliate shall provide Network with notice of any Losses of which Affiliate has knowledge that arose or accrued before the Effective Date.

            (b) Indemnification by Affiliate. Affiliate shall indemnify Network and each Network Indemnitee for, and shall hold them harmless from and against, any and all Losses which are sustained or incurred by or asserted against any of them and which arise out of and relate to (i) any breach of this Agreement by Affiliate or (ii) the addition of material to or the deletion of material from the content of the Services by Affiliate or the Systems and shall reimburse them for any and all Expenses reasonably incurred by any of them in connection with investigating, mitigating or defending any such Loss, provided, however, that Affiliate will not have any obligation or liability under this Section 14(b) to the extent that Network has an obligation or liability with respect to the same Loss under Section 14(a). Network Indemnitee shall give Affiliate prompt notice of any claim or litigation to which its indemnity applies, provided that the Affiliate's obligations shall not be affected by any delay or failure in providing such notice unless Affiliate reasonably demonstrates that the defense or settlement of the claim was materially prejudiced thereby. Affiliate shall have the right to assume the defense of such claim or litigation (other than the entry of a guilty plea or similar plea by or on behalf of Network in a criminal or quasi-criminal action) with counsel selected by Affiliate and approved by Network (which approval shall not be unreasonably withheld by Network), in which case the Network Indemnitee will cooperate with the reasonable requests of Affiliate, at Affiliate's expense, in the Network Indemnitee's defense of such claim or litigation and shall have the right, but not the obligation, to join in and be represented by its own counsel, at its own expense. Affiliate shall not agree to any compromise or settlement terms with respect to claims for which Affiliate has an indemnification obligation hereunder that affect Network's rights or obligation other than the payment by Affiliate of a financial settlement (that releases Network from liability), without Network's prior written approval.

            (c) Overdue Payments. If any amount due hereunder is not paid when due or within thirty (30) days thereafter, the payor shall pay, in addition to such amount, interest on such amount at a rate of ***** per month (or, if lower, the maximum rate permitted by law) from the date on which such amount was due through the date on which payment of such amount is made.

            (d) Consequential Damages. Neither Affiliate nor any other Time Warner Company, or any System, or third-party distributor of any Service, on the one hand, nor Network, on the other hand, shall, for any reason or under any legal theory, be liable to the other or any third party for any special, indirect, incidental or consequential damages or for loss of profits, revenues, data or services, regardless of whether such damages or loss was foreseeable and regardless of whether it was informed or had direct or imputed knowledge of the possibility of such damages or loss in advance.

            (e) Cumulative Remedies. All rights, powers and remedies afforded to a party hereunder, by law, in equity or otherwise shall be cumulative (and not alternative) and shall not preclude assertion or seeking by a party of any other rights or remedies.

      15. TERMINATION

            (a) Bankruptcy. If a party (i) becomes bankrupt or insolvent, however evidenced, (ii) admits in writing its inability to pay its debts when due, (iii) makes a general assignment for the benefit of creditors, (iv) has appointed, voluntarily or involuntarily, any trustee, receiver, custodian or conservator with respect to it or a substantial part of its property, (v) files, or has filed against it, a voluntary or involuntary petition in bankruptcy or
(vi) makes any arrangement or otherwise becomes subject to any proceedings under the bankruptcy, insolvency, reorganization or similar laws of the United States or any state, then the other party shall have the right at any time thereafter to terminate this Agreement by giving written notice to such party.

            (b) Breach. In addition to any other termination rights set forth in this Agreement, either party shall have the right to terminate this Agreement by giving written notice to the other party if the other party has materially breached this Agreement and such breach shall not have been fully cured; provided, that if such breach is fully curable, such party shall not have the right to terminate this Agreement unless such party shall have given written notice to the other party of such breach and the other party shall have failed to fully cure such breach within thirty (30) days after such notice shall have been given. Notwithstanding the foregoing, and without limiting Affiliate's rights and remedies, if (x) Network breaches Section 11(b) or (d), Affiliate may terminate this Agreement if such breach or noncompliance is not cured within twenty-four (24) hours of Affiliate's written notice thereof and (y) Affiliate determines in good faith, that any Service includes programming that violates the Traditional Cable Edited Standards or Partial Edited Standards, as applicable, Affiliate may, upon notice to Network, discontinue carriage of the applicable Service.

            (c) Effective Date of Termination. If a party exercises any option or right to terminate this Agreement as provided herein, such termination shall become effective on the date on which notice of exercise of such option or right shall have been given (or on such later date as may be specified in such notice).

            (d) Survival. Sections 8(n) 9(b), 10(a), 11(a), 11(b), 11(d), 11(e),
11(f), 11(g), 13(b), 13(c), 14, 15(d), 16 and 17 shall survive the expiration or termination of this Agreement for any reason.

            (e) Service Combinations. In the event that a Service is merged with, or Network acquires control of, or Network is acquired by or merges with, or control of Network is acquired by, or a Service is acquired by, any other programming service or the owner of any other programming service, if Affiliate has (at the time of such merger or acquisition) an affiliation agreement with any such other service or entity, notwithstanding anything to the contrary in such other affiliation agreement, Affiliate's rights under Section 6(h) above ("Discontinuation of Services") shall remain in effect with respect to each Service and/or any merged Service.

            (f) Legislative Action. If by reason of regulatory or legislative action or interpretation (i) volume discounts of the type provided herein become unlawful or unenforceable, (ii) Affiliate is required to pay a higher net effective per subscriber rate for the Service, (iii) the amount which can be charged to subscribers for any Service or the level or tier of service on which any Service is carried is restricted or limited, (iv) the level or tier of service on which any Service can be carried is restricted or limited, (v) its provision of any Service programming violates any law, rule, regulation or order or (vi) Affiliate is otherwise deprived in any material respect of the overall net economic benefits of this Agreement or the distribution of any Service, Network shall, upon Affiliate's request, renegotiate in good faith with Affiliate the terms of this Agreement with respect to such Service. If the parties have not agreed in writing as to renegotiated terms and conditions of this Agreement, then Affiliate shall have the right at any time after thirty
(30) days after such notice shall have been given to terminate this Agreement with respect to the affected Service as to any or all Systems by giving written notice to Network.

      16. NOTICES

            All notices required or permitted to be given pursuant to this Agreement shall be given in writing, shall be transmitted by personal delivery, by registered or certified mail, return receipt requested, postage prepaid, or by a nationally recognized overnight delivery service and shall be addressed as follows:

      When Network is the intended recipient:

            Playboy Entertainment Group, Inc.
            2706 Media Center Drive
            Los Angeles, California  90065
            ATTN:  Programming Distribution

            with a copy to

            General Counsel
            Playboy Enterprises International Inc.
            680 N. Lake Shore Drive
            Chicago, Illinois 60611

      When Affiliate is the intended recipient:

            Time Warner Cable Inc.
            290 Harbor Drive
            Stamford, Connecticut  06902
            Attention:  Executive Vice President, Programming

            with a copy to:

            Time Warner Cable Inc.
            290 Harbor Drive
            Stamford, Connecticut  06902
            Attention:  Executive Vice President and General Counsel

A party may designate a new address to which notices required or permitted to be given pursuant to this Agreement shall thereafter be transmitted by giving written notice to the other party. Each notice transmitted in the manner described in this Section 16 shall be deemed to have been given, received and become effective for all purposes at the time it shall have been (i) delivered to the addressee as indicated by the return receipt (if transmitted by mail), the affidavit of the messenger (if transmitted by personal delivery), the records of the overnight delivery service (if transmitted by such service) or the answer back or call back (if transmitted by telecopier) or (ii) presented for delivery to the addressee as so indicated during normal business hours, if such delivery shall have been refused for any reason.

      17. MISCELLANEOUS

            (a) Relationship. Neither party shall be or hold itself out as the agent of the other party under this Agreement. Nothing contained herein shall be deemed to create, and the parties do not intend to create, any relationship of partners or joint venturers as between Affiliate and Network, and neither party is authorized to or shall act toward third parties or the public in any manner which would indicate any such relationship. Likewise, no supplier of advertising or programming or anything else included in any Service by Network shall be deemed to have any privity of contract or direct contractual or other relationship with Affiliate by virtue of this Agreement or Affiliate's carriage of such Service hereunder. Network disclaims any present or future right, interest or estate in or to the transmission facilities of Affiliate and any affiliate of Affiliate and the parents, subsidiaries, partnerships or joint venturers controlling the Systems on which any Service is transmitted, such disclaimer being to acknowledge that neither Affiliate nor the transmission facilities of the Systems (nor the owners thereof) are common carriers.

            (b) Governing Law. The validity, interpretation, performance and enforcement of this Agreement shall be governed by the law of the State of New York (without giving effect to the laws, rules or principles of the State of New York regarding conflicts of laws). The respective obligations of the parties under this Agreement are subject to all applicable federal, state and local laws, rules and regulations (including, without limitation, the Communications Act of 1934, as amended, the Cable Communications Policy Act of 1984, as amended, and the rules and regulations of the Federal Communications Commission thereunder).

            (c) Forum; Jury Trial. Each party agrees that any proceeding arising out of or relating to this Agreement or the breach or threatened breach of this Agreement may be commenced and prosecuted in a court in the State of New York. Each party consents and submits to the non-exclusive personal jurisdiction of any court in the State of New York in respect of any such proceeding. Each party consents to service of process upon it with respect to any such proceeding by registered mail, return receipt requested, and by any other means permitted by applicable laws and rules. Each party waives any objection that it may now or hereafter have to the laying of venue of any such proceeding in any court in the State of New York and any claim that it may now or hereafter have that any such proceeding in any court in the State of New York has been brought in an inconvenient forum. Each party waives trial by jury in any such proceeding.

            (d) Entire Agreement. This Agreement together with the Schedules and Exhibits attached hereto constitute the entire contract between the parties with respect to the subject matter hereof and cancels and supersedes all of the previous or contemporaneous contracts, representations, warranties and understandings (whether oral or written) by, between or among the parties with respect to the subject matter hereof.

            (e) Binding Effect; Assignment. This Agreement shall be binding upon the parties and their respective successors and assigns and shall inure to the benefit of the parties and their respective successors and permitted assigns. Neither party shall assign any of its rights or delegate any of its duties under this Agreement (by operation of law or otherwise) without the prior written consent of the other party. Notwithstanding the foregoing, no such consent shall be required in connection with any such assignment or delegation by (i) Affiliate to any Time Warner Company or any person which controls, is controlled by or is under common control with Affiliate or any Time Warner Company; (ii) Network to any affiliate of Network; or (iii) Network to any other entity in connection with a merger, consolidation or sale by Network of all or substantially all of its assets, provided however, that upon an assignment by Network pursuant to the foregoing (iii), Affiliate shall have the right to terminate this Agreement immediately upon written notice to Network without any further liability or obligation of any kind under this Agreement. Any assignment of rights or delegation of duties under this Agreement by a party without the prior written consent of the other party, if such consent is required hereby, shall be void. Except as otherwise provided herein, no person shall be a third-party beneficiary of this Agreement.

            (f) Headings. The headings set forth in this Agreement have been inserted for convenience of reference only, shall not be considered a part of this Agreement and shall not limit, modify or affect in any way the meaning or interpretation of this Agreement.

            (g) Survival of Representations. All representations and warranties set forth herein shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

            (h) Amendments; Modifications; Consents; Waivers. Except as otherwise contemplated herein no addition to, and no cancellation, renewal, extension, modification or amendment of, this Agreement shall be binding upon a party unless such addition, cancellation, renewal, extension, modification or


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

amendment is set forth in a written instrument which states that it adds to, amends, cancels, renews, extends or modifies this Agreement and which is executed and delivered on behalf of each party by, in the case of Network, an officer of Network and, in the case of Affiliate, by its Senior Vice President, Programming or any more senior executive in the Programming Department, Executive Vice President, President or Chairman (each an "Authorized Person"); provided, however, that any Authorized Person may, by written authorization, designate another person to execute and deliver such an instrument. Unless authorized in writing pursuant to the preceding proviso, the employees and officers of Affiliate's regional divisions and Systems are not Authorized Persons. Without in any way limiting either party's right to withhold any consent or waiver contemplated by this Agreement or requested by the other party, or to reject any proposed modification to or amendment of this Agreement, each party agrees that the other party shall have the right to condition its grant of any requested consent hereunder, its grant of any requested waiver of any provision hereof or its acceptance of any proposed modification hereof or amendment hereto on receipt of such commissions, compensation or other financial accommodation or consideration as it may, in its sole discretion, determine appropriate.

            (i) Waivers Limited. No waiver of any provision of this Agreement shall be binding upon a party unless such waiver is set forth in a written instrument which is executed and delivered on behalf of such party by, in the case of Network, an officer of Network and, in the case of Affiliate, by an Authorized Person. Such waiver shall be effective only to the extent specifically set forth in such written instrument. Neither the exercise (from time to time and at any time) by a party of, nor the delay or failure (at any time or for any period of time) to exercise, any right, power or remedy shall constitute a waiver of the right to exercise, or impair, limit or restrict the exercise of, such right, power or remedy or any other right, power or remedy at any time and from time to time thereafter. No waiver of any right, power or remedy of a party shall be deemed to be a waiver of any other right, power or remedy of such party or shall, except to the extent so waived, impair, limit or restrict the exercise of such right, power or remedy.

            (j) No Inference Against Author. Each party acknowledges that this Agreement was fully negotiated by the parties and agrees, therefore, that no provision of this Agreement shall be interpreted against any party because such party or its counsel drafted such provision.

            (k) Counterparts. This Agreement may be signed in any number of counterparts, each of which (when executed and delivered) shall constitute an original instrument, but all of which together shall constitute one and the same instrument. This Agreement shall become effective and be deemed to have been executed and delivered by both of the parties at such time as counterparts shall have been executed and delivered by each of the parties, regardless of whether each of the parties has executed the same counterpart. It shall not be necessary when making proof of this Agreement to account for any counterparts other than a sufficient number of counterparts which, when taken together, contain signatures of both of the parties.

            (l) Prior Carriage of the Services. The parties acknowledge and agree that each Time Warner Cable System that carried or is carrying a Service on or before the Effective Date has been granted all rights necessary to receive, exhibit and the distribute such Service, from the launch of such Service on such Time Warner Cable System and continuing through and including the Effective Date. Network waives all claims against Affiliate and each such Time Warner Cable System alleging any breach of any copyright or other intellectual property rights or rights or other contractual or proprietary rights arising out of any Time Warner Cable System's carriage of any Service on or before the Effective Date, including without limitation any claims relating to fees paid in connection with any or all New York City System's carriage of any Service on or before the Effective Date.

      IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first above written.

TIME WARNER CABLE INC.

By: /s/ Lynne Costantini
    ----------------------------------------------------
Name:  Lynne Costantini
      --------------------------------------------------
Title: Senior Vice President
       -------------------------------------------------


PLAYBOY ENTERTAINMENT GROUP, INC.

By: /s/ Craig Simon
    ----------------------------------------------------
Name: Craig Simon
      --------------------------------------------------
Title: Senior Vice President Sales & Affiliate Relations
       -------------------------------------------------


SPICE ENTERTAINMENT GROUP, INC.

By: /s/ Craig Simon
    ----------------------------------------------------
Name: Craig Simon
      --------------------------------------------------
Title: Senior VP Sales & Affiliate Relations
       -------------------------------------------------


SPICE HOT ENTERTAINMENT GROUP, INC.

By: /s/ Craig Simon
    ----------------------------------------------------
Name: Craig Simon
      --------------------------------------------------
Title: Senior VP Sales & Affiliate Relations
       -------------------------------------------------


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